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                                                                   Exhibit 10.12

                               OPTION AGREEMENT
                               ----------------

     THIS OPTION AGREEMENT ("Agreement") is entered into to be effective as of
                             ---------
October 1, 2000, by and between DALMAC/GOLDCOR REAL ESTATE VENTURE, LTD., a Texas limited partnership ("DalMac") and PANJA INC., a Texas corporation
                            ------
("Panja").
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                               R E C I T A L S:

     WHEREAS, DalMac and Panja entered into that certain Lease dated November 22, 1999, relating to a build-to-suit transaction by and between DalMac and Panja for the construction of an approximately 128,700 gross square foot building on 10.00 acres of land more particularly described therein as the "Land"; and
 ----

     WHEREAS, pursuant to the terms of Rider 4 of the Lease, DalMac granted to Panja certain limited rights of option and rights of first refusal to acquire certain land described in the Lease as the "Adjacent Land"; and
                                            -------------

     WHEREAS, DalMac has platted the Land and the Adjacent Land such that the correct legal description for each of the Land and the Adjacent Land is after the date of such Plat as reflected on Exhibit "A" and Exhibit "A-1",
                                      -----------     -------------
respectively, attached hereto, and the Lease is being amended to reflect the platting and changing of the legal descriptions for each of the Land and the Adjacent Land; and

     WHEREAS, DalMac has assigned its rights and obligations under the Lease to DalMac/GoldCor Project No. Shiloh III, Ltd. ("Shiloh III"), save and except for
                                              ----------
its obligations under Rider 4 of the Lease; and

     WHEREAS, DalMac and Panja have mutually determined that they desire (i) to extend the term of the "Option Period" (defined below) and attendant pricing for
                        -------------
each time component of the Option Period, and (ii) in consideration of the extension and modification of the Option Period to terminate the rights of first refusal contemplated by the terms of Rider 4 of the Lease; and

     WHEREAS, DalMac and Panja desire to enter into this Agreement to reflect in greater detail the obligations of DalMac or its permitted successors under Rider 4 of the Lease; and

     WHEREAS, Shiloh III is joining in the execution of this Agreement solely for purposes of acknowledging that it may, in the future, modify the Lease in the manner prescribed below.

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and adequacy of each of which is hereby expressly acknowledged, the parties hereto do hereby agree as follows:

OPTION AGREEMENT - Page 1
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     1.   Option Period. DalMac covenants that it shall not convey nor grant a
          -------------
right to purchase the Adjacent Land described on Exhibit "A-1" to any third
                                                 ------------
party during the Option Period. Notwithstanding the foregoing, DalMac may convey the Adjacent Land to either Shiloh III or another successor landlord under the Lease or any affiliate of DalMac which otherwise agrees to be bound by the terms of this Agreement (each such party being referred to herein as a "Permitted
                                                                  ---------
Owner" and the conveyances being referred to as the "Permitted Conveyances").
-----                                                ---------------------
Specifically, save and except for the Permitted Conveyances, the parties hereto agree that DalMac will not sell the Adjacent Land to any party other than Panja during the first two (2) calendar years of the Lease Term (the "Option Period"),
                                                                -------------
and that so long as the Lease has not terminated during the Option Period, Panja shall have the right to acquire the Adjacent Land during the Option Period as follows:

          (a) If the option conferred hereby is properly and timely exercised by Panja following the Commencement Date specified in the Lease, which the parties acknowledge and agree is October 1, 2000, but prior to the expiration of six (6) months from the Commencement Date of the Lease, such date being hereinafter referred to as the "Exercise Date", which for
                                                -------------
     purposes of this Paragraph 1 shall mean the earlier to occur of the date upon which an Option Notice is given by Panja and received by DalMac pursuant to this Paragraph 1 or the date upon which the Option Notice was required to be given pursuant to any of the subparagraphs of this Paragraph 1 which provide different dates for exercising an option at a variable price. For any Option Notice to be effective, it must be given by Panja in accordance with Paragraph 5 below and actually received by DalMac prior to
                     -----------
     the expiration of the applicable time component of the Option Period in question. If the option is timely exercised by Panja prior to the initial Exercise Date and subject to the additional time provided below closed not
                   ---
     later than thirty (30) days following that Exercise Date, the Purchase Price for the Adjacent Land shall be $4.50 per square foot;

          (b) If the option conferred hereby is properly and timely exercised by Panja within the six (6) month period following the period specified in subparagraph (a) above and subject to the additional time provided below closed by Panja not later than thirty (30) days following that Exercise Date, the Purchase Price shall be $5.00 per square foot;

          (c) If the option conferred hereby is properly and timely exercised by Panja within the six (6) month period following the period specified in subparagraph (b) above and subject to the additional time provided below closed by Panja not later than thirty (30) days following that Exercise Date, the Purchase Price shall be $5.25 per square foot; and

          (d) If the option conferred hereby is properly and timely exercised by Panja within the six (6) month period following the period specified in subparagraph (c) above and subject to the additional time provided below closed by Panja not later than thirty (30) days following that Exercise Date, the Purchase Price shall be $5.50 per square foot;

provided further, however, to the extent that Panja provides a proper Option Notice prior to the applicable Exercise Date, Panja shall be entitled to a period not to exceed sixty (60) days from the date upon which

OPTION AGREEMENT - Page 2
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Panja delivers an early Option Notice in which to close. By way of example, if the mandatory Exercise Date for an applicable component of the Option Period is April 1, 2001, and Panja delivers its Option Notice on March 1, 2001, Panja shall be entitled to have the full sixty (60) days in which to consummate the closing and retain its rights hereunder. Similarly, if Panja were to provide an effective Option Notice on April 15, 2001, it would have forty-five (45) days in which to consummate the closing in accordance with the terms and provisions of this Agreement. In no event other than as specified immediately below will a closing be extended beyond thirty (30) days from the date upon which such Option Notice was required to be given in order to have Panja avail itself of the Purchase Price attributable to such component of the Option Period.

The thirty (30) day period to close specified in (a) through (e) above shall be automatically extended on a day-for-day basis for (i) each day of delay occasioned by DalMac failing to provide the title commitment within the time period described below or (ii) a default by DalMac which is not cured within the time frame provided for the cure of the same.

[Each of the above described prices are a "net" price with each party responsible for its own costs and expenses with no adjustments between the parties save and except the proration of ad valorem taxes and DalMac's contribution at Closing to the total cost of a standard TLTA title insurance policy for Panja, which contribution shall be limited to $7,000.00 The applicable Purchase Price, depending on the date on which the option is properly and timely exercised and thereafter closed by Panja, shall be determined by the number of square feet contained in the Adjacent Land as reflected by the surveyor's calculations based upon the platted description for the Adjacent Land. The parties acknowledge that the square feet contained in the Adjacent Land per the recorded Plat is 187,313.]

     In order for Panja to be entitled to exercise the option conferred hereby, such option must be exercised by a written notice to DalMac and closed on an all cash basis within the time frames specified above. Panja will be permitted access to the Adjacent Land for purposes of inspections pursuant to a separate inspection agreement. Title to the Adjacent Land will be conveyed by Special Warranty Deed on an "As Is-Where Is" basis, save and except for covenants of title contained in the Special Warranty Deed. The Purchase Price will be paid in immediately good funds at the Closing, which for purposes of this Agreement shall mean funds delivered to DalMac on the Closing Date in time to permit same day wiring. The parties will execute and deliver at the applicable Closing, such additional documents and instruments as are reasonably necessary for the consummation of the transaction including, without limitation, such reasonable evidence of authority as required by the Title Company to issue the Owner's Policy of Title Insurance for the benefit of Panja, Non-Foreign Status Affidavits, Closing Statements and other affidavits reasonably requested by the Title Company in order to issue the Owner's Policy of Title Insurance. Within fifteen (15) days following the exercise of the Option by Panja, DalMac shall provide to Panja a Commitment for Title Insurance covering the Adjacent Land which shall be the basis for the Owner's Policy of Title Insurance. Notwithstanding anything contained herein to the contrary, DalMac's obligations as to the issuance of the Owner's Policy of Title Insurance are expressly limited as follows:

OPTION AGREEMENT - Page 3
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          (i) DalMac will have no obligation to provide the cash credit referenced above at Closing unless Panja contributes the remaining funds necessary to acquire an Owner's Policy of Title Insurance and actually causes the Owner's Policy of Title Insurance to be procured; and

          (ii) DalMac shall have no obligations to cure any objections to title raised by Panja, save and except that DalMac shall be required to discharge the liens of any debt obligations secured by the Adjacent Land.

     In the event that DalMac is in default in its obligations hereunder relating to the conveyance of the Adjacent Land in accordance with the terms hereof, then Panja shall provide to DalMac written notice of the matter which it believes constitutes the event of default hereunder, and DalMac shall have thirty (30) days from the receipt of such notice within which to cure or satisfy any matter which actually constitutes an event of default hereunder. If DalMac fails to satisfy such event of default within such thirty (30) day time period as the same may be extended by agreement of the parties, Panja shall have as its sole remedy hereunder the right to bring an action for specific performance by DalMac of DalMac's obligations to convey the Adjacent Land in accordance with the provisions of this Agreement.

Panja's rights to acquire the Adjacent Land pursuant to the option conferred hereby shall automatically cease upon the earlier to occur of a termination of the Lease or the expiration of the Option Period.

     2.   First Refusal. Any references to the Right of First Refusal in Rider 4
          -------------
are hereby deleted in their entirety, and the parties hereto acknowledge and agree that effective with the execution of this Agreement, such Right of First Refusal has terminated.

     3.   Shiloh III Participation. Shiloh III is entering into this Agreement
          ------------------------
for the limited purpose of acknowledging its potential obligation to modify the Lease in the manner described in Paragraph 2 above and for no other purpose.

     4.   Termination Date. All rights of Panja and rights, duties and
          ----------------
obligations of DalMac or any Permitted Owner of the Adjacent Land, or alternatively Shiloh III, hereunder shall automatically terminate and be of no further force and effect on the earlier to occur of (i) termination of the Lease, or (ii) the expiration of the Option Period, including Panja's exercising the Option and thereafter failing to close in accordance with this Agreement. The date upon which this Agreement terminates shall be the "Termination Date".
                                                            ----------------
Upon notification to Panja by DalMac of the occurrence of the Termination Date, Panja shall execute and deliver to DalMac a release of the rights of Panja hereunder in recordable form as requested by DalMac, failing which DalMac shall, within twenty (20) days of such request and failure by Panja to deliver the required release, have the right to file a release of the Memorandum of this Agreement described in Paragraph 6 below, which will be binding upon the parties hereto.

     5.   Notices. Any notice or document required to be delivered hereunder
          -------
shall be deemed to be delivered if actually received or, if sooner and whether or not actually received, upon deposit in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested)

OPTION AGREEMENT - Page 4
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addressed to the intended recipient at the address set forth below or at such other address as the applicable party has specified by at least thirty (30) days prior written notice delivered to the other party hereto in accordance herewith. For purposes of notice, the addresses of the parties shall be as follows:

          If to DalMac:  DalMac/GoldCor Real Estate Venture, Ltd.
                         111 W. Spring Valley
                         Richardson, Texas 75081
                         Attention:  S. Randall Hearne

          If to Panja:   Panja Inc.
                         3000 Research Drive
                         Richardson, Texas 75082
                         Attention:  Wendel Kirton

     6.   Memorandum.  The parties agree to record a Memorandum of this
          ----------
Agreement (the "Memorandum") in the form attached hereto as Exhibit "B" in the
                ----------                                  -----------
Deed Records of Collin County, Texas, as an exception to title to the Adjacent Land described on Exhibit "A-1" only which Memorandum shall be released in
                  -------------
accordance with Paragraph 4 above. No other evidence of this Agreement or the actual text of this Agreement may be recorded.

     7.   Applicable Law. The obligations of the parties hereto shall be
          --------------
performable in Dallas County, Texas. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns."

     8.   Amendment. This Agreement may not be modified or amended, except by an
          ---------
agreement in writing signed by the DalMac or if applicable a Permitted Owner and Panja. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

     9.   Time is of the Essence. Time is of the essence of this Agreement. In
          ----------------------
the event that the date upon which any duties or obligations hereunder to be performed shall occur upon a Saturday, Sunday or legal holiday, then, in such event, the due date for performance of any duty or obligation shall thereupon be automatically extended to the next succeeding business day.

     10.  Enforcement. In the event it becomes necessary for either party hereto
          -----------
to file a suit to enforce this Agreement or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees incurred in such suit.

OPTION AGREEMENT - Page 5
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     11.  Interpretation. The descriptive headings of the several Articles,
          --------------
Sections and Paragraphs contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Where required for proper interpretation, words in the singular shall include the plural, and the masculine gender shall include the neuter and feminine, and vice versa.

     12.  Entire Agreement. This Agreement, including the Exhibits hereto and
          ----------------
the items to be furnished in accordance herewith, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement. This Agreement is intended to supersede Rider 4 of the Lease in its entirety.

     Executed to be effective as of the date set out above.

                         DALMAC/GOLDCOR REAL ESTATE VENTURE, LTD., a Texas limited partnership

                         By:  DALMAC SHILOH, LTD.,
                              a Texas limited partnership

                              By:  DalMac Real Estate, Inc.,
                                   a Texas corporation,
                                   Its General Partner

                                   By:  /s/ Randall Hearne
                                      --------------------------
                                        Name:  Randall Hearne
                                             -------------------
                                        Title:  Treasurer
                                              ------------------

                          PANJA INC., a Texas corporation

                          By:  /s/ Joe Hardt
                             -----------------------------------
                               Name:  Joe Hardt
                                    ----------------------------
                               Title:  President & CEO
                                     ---------------------------

OPTION AGREEMENT - Page 6
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     Shiloh III is joining in the execution of this Agreement solely for the purpose of indicating its awareness of the same and its agreement under the limited circumstances contained in Paragraph 2 above to modify the Lease to the extent it is still the Landlord under the Lease.

                              DALMAC/GOLDCOR PROJECT NO. SHILOH III, LTD., a Texas limited partnership


                              By:  DALMAC SHILOH-GOLD III, LTD.,
                                   A Texas limited partnership

                                   By:  DALMAC SHILOH III, INC.,
                                        A Texas corporation,
                                        General Partner


                                        By:  /s/ Randall Hearne
                                           ----------------------------
                                             S. Randall Hearne
                                             Secretary/Treasurer

OPTION AGREEMENT - Page 7